EXHIBIT 99.8

                             RELEASE AND AGREEMENT

      THIS RELEASE AND AGREEMENT (this "Release") dated as of April 22, 1997 by and among: CAI Wireless Systems, Inc., a Connecticut corporation ("CAI"), and the subsidiaries of CAI listed on the signature pages hereto (collectively with CAI, the "CAI Companies"); BANX Partnership, a Delaware general partnership ("BANX"); MMDS Holdings, Inc., a Delaware corporation ("MMDS Holdings"), and MMDS Holdings II, Inc., a Delaware corporation ("MMDS Holdings II," and together with MMDS Holdings, the "BAC Companies"); and NYNEX MMDS Company, a Delaware corporation ("NYNEX MMDS"), and NYNEX MMDS Holding Company, a Delaware corporation ("NYNEX MMDS Holding," and together with NYNEX MMDS, the "NYNEX Companies").

                                   RECITALS

      A. The CAI Companies and BANX are parties to a Securities Purchase Agreement dated as of March 28, 1995, as amended (the "Securities Purchase Agreement"; capitalized terms defined therein and used but not defined herein being used as therein defined), pursuant to which CAI issued and sold and BANX purchased (i) CAI's Term Notes due 2005 (the "Notes") in an aggregate original principal amount of $30,000,000, (ii) 7,000 shares of CAI's 14% Senior Preferred Stock, par value $10,000 per share (the "Senior Preferred Stock"), and (iii) warrants (the "Warrants") to purchase CAI's Series C Convertible Preferred Stock. The Notes, the Senior Preferred Stock and the Warrants are referred to herein collectively as the "Purchased Securities."

      B. The CAI Companies, NYNEX MMDS and MMDS Holdings are parties to a Business Relationship Agreement dated as of March 28, 1995, as amended (the "BR Agreement"), pursuant to which the CAI Companies have, among other things, granted to NYNEX MMDS and MMDS Holdings options, on a market by market basis, to cause the CAI Companies to provide wireless cable transmission services to NYNEX MMDS and MMDS Holdings using the CAI Companies' transmission systems in specified markets in their respective service areas.

      C. The parties are parties to a Modification Agreement dated as of December 12, 1996 (the "Modification Agreement"), pursuant to which the parties modified their contractual arrangements under the Securities Purchase Agreement and the BR Agreement and with respect to the Purchased Securities.

      D. The parties are also parties to Amendment No. 1 to the Modification Agreement, dated as of the date hereof (the "Amendment"), pursuant to which the parties have agreed to further modifications to their contractual arrangements.

E. The parties desire to enter into this Release in accordance with and pursuant to the terms and conditions of the Amendment, to provide for the mutual release of Claims (as defined below) by and between the CAI Companies, on the one hand, and BANX, the BAC Companies and the NYNEX Companies, on the other hand.

      Accordingly, the parties intending to be legally bound hereby agree as follows:

      .     RELEASE BY CAI COMPANIES.  Subject to the provisions of Section 3 hereof, each CAI Company, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does for itself and its affiliates, successors and assigns, hereby remise, release and forever discharge BANX and each affiliate thereof, and their respective partners, shareholders, directors, officers, employees and agents (collectively, "BANX Releasees"), each BAC Company and each affiliate thereof, and their respective shareholders, directors, officers, employees and agents (collectively, "BAC Releasees") and each NYNEX Company and each affiliate thereof, and their respective shareholders, directors, officers, employees and agents (collectively, "NYNEX Releasees") of and from any and all claims, causes of action, suits, actions, proceedings, debts, dues, sums of money, representations, warranties, covenants, contracts, controversies, damages, losses, rights, expenses, indemnities, accounts, reckonings, bonds, judgments, agreements, awards, contracts, promises, liabilities, obligations, restrictions, executions and demands whatsoever, in law or in equity or otherwise, whether accrued or contingent, liquidated or unliquidated, known or unknown, foreseen or unforeseen, asserted or unasserted (collectively, "Claims"), which such CAI Company or any such affiliate, successor or assign ever had, now has or may have for, upon or by reason of any matter, cause or thing whatsoever against any BANX Releasee, BAC Releasee or NYNEX Releasee from the beginning of the world to the date of this Release, or which such CAI Company or any such affiliate, successor or assign may hereafter have against any of them by reason of any matter, act, or omission, cause or event, which has occurred or which has been done or suffered to be done before the date of this Release. Without limiting the generality of the foregoing, but subject to Section 3 below, each CAI Company hereby:

            a. releases and forever discharges the BANX Releasees, BAC Releasees and NYNEX Releasees from any and all Claims, which such CAI Company or any such affiliate, successor or assign ever had, now has or may have against any of them from the beginning of the world to the date of this Release, or which such CAI Company or any such affiliate, successor or assign may hereafter have against any of them by reason of any matter, act, or omission, cause or event, which has occurred or which has been done or suffered to be done before the date of this Release, arising out of, resulting from, relating to, pursuant to or in connection with the Securities Purchase Agreement, the Purchased Securities, or the BR Agreement; and

            b. releases and forever discharges the BANX Releasees, BAC Releasees and NYNEX Releasees from any and all Claims associated with any copyright, patent or other intellectual property rights of each CAI Company, which such CAI Company or any such affiliate, successor or assign ever had, now has or may have against any of them from the beginning of the world to the date of this Release, or which such CAI Company or any such affiliate, successor or assign may hereafter have against any of them by reason of any matter, act, or omission, cause or event, which has occurred or which has been done or suffered to be done before the date of this Release, arising out of, resulting from, relating to, pursuant to or in connection with the design, engineering, construction or operation of the transmission systems of the CAI Companies for the provision of telecommunications services, including without limitation subscription video programming, Internet access, telephony, two-way voice, and multimedia data services, whether such systems are currently being designed, constructed, demonstrated or operated by the CAI Companies.

      2.     RELEASE BY BANX, BAC COMPANIES AND NYNEX COMPANIES.   Subject
to the provisions of Section 3 hereof, BANX, each BAC Company and each NYNEX Company, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does for itself and its affiliates, successors and assigns, hereby remise, release and forever discharge each CAI Company, and each affiliate thereof, and their respective shareholders, directors, officers, employees and agents (collectively, "CAI Releasees") from any and all Claims, which BANX, such BAC Company or NYNEX Company or any such affiliate, successor or assign ever had, now has or may have against any of them from the beginning of the world to the date of this Release, or which BANX, such BAC Company or NYNEX Company or any such affiliate, successor or assign may hereafter have against any of them by reason of any matter, act, or omission, cause or event, which has occurred or which has been done or suffered to be done before the date of this Release. Without limiting the generality of the foregoing, but subject to Section 3 below, BANX, each BAC Company and each NYNEX Company hereby:

            a. releases and forever discharges the CAI Releasees from any and all Claims, which BANX, such BAC Company or NYNEX Company or any such affiliate, successor or assign ever had, now has or may have against any of them from the beginning of the world to the date of this Release, or which BANX, such BAC Company or NYNEX Company or any such affiliate, successor or assign may hereafter have against any of them by reason of any matter, act, or omission, cause or event, which has occurred or which has been done or suffered to be done before the date of this Release, arising out of, resulting from, relating to, pursuant to or in connection with the Securities Purchase Agreement, the Purchased Securities, the BR Agreement; and

            b. releases and forever discharges the CAI Releasees from any and all Claims associated with any copyright, patent, including without limitation U.S. Patent No. 5,559,808, without regard to the enforceability of any such patent, or other intellectual property rights of BANX, each BAC Company or NYNEX Company, which BANX, such BAC Company or NYNEX
Company or any such affiliate, successor or assign ever had, now has or may have against any of them from the beginning of the world to the date of this Release, or which BANX, such BAC Company or NYNEX Company or any such affiliate, successor or assign may hereafter have against any of them in connection with the transmission systems of the CAI Companies located in Boston, MA and Virginia Beach, VA or by reason of any matter, act, or omission, cause or event, which has occurred or which has been done or suffered to be done before the date of this Release, arising out of, resulting from, relating to, pursuant to or in connection with the design, engineering, construction or operation of the transmission systems of the CAI Companies, including without limitation such systems located in Boston, MA and Virginia Beach, VA, for the provision of telecommunications services, including without limitation subscription video programming, Internet access, telephony, two-way voice, and multimedia data services, whether such systems are currently being designed, constructed, demonstrated or operated by the CAI Companies.

      3.     ENFORCEMENT OF RIGHTS/BR AGREEMENT REINSTATEMENT/EQUIPMENT.

            a. Nothing in this Release shall preclude any party from enforcing the performance of any obligations under this Release or under the Modification Agreement as amended by the Amendment.

            b. Nothing in this Release shall preclude any party from asserting Claims one against the other under the Purchased Securities or the BR Agreement but only insofar as such claims relate to: (i) in the case of the Purchased Securities, the obligations of the CAI Companies to make payments of all amounts due thereunder in accordance with their respective terms; and
(ii) in the case of the BR Agreement and the Purchased Securities all other obligations thereunder, but only with respect to acts or omissions which arise after the date of this release. No act, omission, misrepresentation, course of dealings, breach of promise or failure to act which occurred prior to the date of this Release shall be asserted by either party as the basis for any Claim.

            c. Nothing in this Release shall release any party hereto from any obligation it may have to return to any other party equipment or other property of such other party that it may have in its possession or control.

      4.      INTELLECTUAL PROPERTY RIGHTS.

            a. BANX, the BAC Companies, and the NYNEX Companies and each of them, for good and valuable consideration, hereby grant and agree to grant a personal, nontransferable, nonexclusive royalty-free license to CAI Wireless Systems, Inc. and the other CAI Companies, without right of further sublicense (except to an entity in which one of them is in sole control, directly or through one or more controlled subsidiaries), under U.S. Patent No. 5,559,808 and any reissue or reexamination thereof and under any patent issuing from any divisional, continuation, continuation-in-part, or other application deriving benefit of priority therefrom ("the >808 Series Patents"), to practice methods and make and use products claimed in any of the >808 Series Patents within the geographic areas for which CAI Wireless Systems, Inc. and the CAI Companies, as of the date hereof, hold, or have rights to acquire, leases or licenses for MMDS, MDS or ITFS spectrum for so long as and to the extent such leases, licenses and rights to acquire continue in effect (including any renewals thereof) but not beyond the last to expire of the >808 Series Patents. The entire right of the CAI Companies to practice methods and make or use products claimed in any of the >808 Series Patents shall be effective only for so long as such entities are majority owned by and are under the sole control of CAI Wireless Systems, Inc.

            b. Each CAI Company, for good and valuable consideration, hereby grants and agrees to grant a personal, nontransferable, nonexclusive royalty-free license to BANX, the BAC Companies, and the NYNEX Companies and each of them, without right of further sublicense (except to an entity in which one of them is in sole control, directly or through one or more controlled subsidiaries), under any and all patents that are or may be owned, controlled or acquired by any CAI Company for improvements to any of the inventions claimed in any of the >808 Series Patents that specifically refer to such >808 Series Patents ("CAI Improvement Patents") to make, use offer for sale, sell and import products and to practice methods claimed in any such CAI Improvement Patents within the geographic areas for which CAI Wireless Systems, Inc. and the CAI Companies, as of the date hereof, hold, or have rights to acquire, leases or licenses for MMDS, MDS or ITFS spectrum for so long as and to the extent such leases, licenses and rights to acquire continue in effect
(including any renewals thereof) but not beyond the last to expire of the >808 Series Patents. The entire right of BANX, the BAC Companies and the NYNEX Companies to practice methods and make or use products claimed in any of the >808 Series Patents shall be effective only for so long as such entities are majority owned by and are under the sole control of the BAC Companies or the NYNEX Companies.

            c. No express or implied licenses are granted for subject matter claimed in any other patents or under or to any other intellectual property rights owned, held, controlled or acquired by the parties to this agreement, subsidiaries thereof, or by third parties. Further, no party makes any claim, representation or warranty concerning (i) the enforceability of any such patents or suitability thereof for any purpose whatsoever or (ii) infringement or non-infringement of any other patents or other intellectual property rights that may result from, or be based on or incident to a party=s exercise of the rights hereinabove granted to such party.

            d. The CAI Companies, on the one hand, and BANX, the BAC Companies and the NYNEX Companies, on the other hand, each acknowledge and agree that nothing in this release shall be deemed to release the claim by any party that it is the joint creator and owner of any intellectual property jointly created during the term of the BR Agreement, and the parties hereby acknowledge, confirm and agree that any such jointly created intellectual property shall continue to be jointly owned.

            e. Notwithstanding the foregoing, no party hereto shall be obligated to provide to, and no party hereto shall have the right to demand from, any other party hereto, any information or materials of any kind or nature whatsoever with respect to the subject matter of this Section 4.

      5.     MISCELLANEOUS.

            a. ENTIRE AGREEMENT. This Release constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all previous agreements, representations and understandings between the parties hereto with respect to such matters whether oral or in writing.

            b. GOVERNING LAW. This Release shall be governed by and construed in accordance with the law of the State of New York.

            c. SEVERABILITY. The invalidity or unenforceability of any provision of this Release shall not affect the validity or enforceability of any other provisions of this Release, each of which shall remain in full force and effect.

            d. NO THIRD PARTY BENEFICIARIES. This Release shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Release shall create or be deemed to create any third party beneficiary rights in any person not party to this Release.

           e .     AMENDMENTS.  This Release may be amended, supplemented or
modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Release signed by each of the parties hereto.

            f. COUNTERPARTS. This Release may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            g. BRING DOWN. The parties agree to re-execute this Release as of the date of any termination of the BR Agreement in connection with a closing of a transaction in respect of the CAI Securities as contemplated in the Amendment.

                  h. NON-OPPOSITION TO BA-NYNEX MERGER. Simultaneously with the execution of this Release, CAI agrees to send notices, substantially in form and substance as the letter attached hereto, to each and every governmental agency or authority before which CAI has filed any objection or opposition to the merger of Bell Atlantic Corporation and NYNEX Corporation, withdrawing its opposition, objection or any request that such governmental agency or authority impose any conditions upon the merger. CAI agrees that it shall not intervene in, object to, or seek to condition, any authorization, permit, license, grant of authority, agreement or undertaking, sought, engaged in, or conducted by the BAC Companies or the NYNEX Companies, based upon the BAC Companies= and/or the NYNEX Companies= ownership and exercise of rights under the Purchased Securities and/or the BR Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Release through their duly authorized representatives on the day and year first above written.

                              CAI WIRELESS SYSTEMS, INC.

                              By:/S/

                                   Name:  Jared E. Abbruzzese
                                   Title:    Chairman and CEO

                              ROCHESTER CHOICE TELEVISION, INC.

                              By:/S/

                                   Name: John J. Prisco
                                   Title:   President

                              HAMPTON ROADS WIRELESS, INC.

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President

                              EASTERN NEW ENGLAND TV, INC.

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President

                              CONNECTICUT CHOICE TELEVISION, INC.

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President


                              COMMONWEALTH CHOICE TELEVISION, INC.

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President

                              ATLANTIC MICROSYSTEMS, INC.

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President

                              HOUSATONIC WIRELESS, INC. SYSTEMS, INC.
                              d/b/a CAPITAL CHOICE TELEVISION

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President

                              NISKAYUNA ASSOCIATES, INC.

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President

                              ONTEO ASSOCIATES, INC.

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President


                              NEW YORK CHOICE TELEVISION, INC.

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President

                              CAI TRANSACTIONS P, INC.

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President

                              CAI TRANSACTIONS W, INC.

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President

                              CAI VA TRANSACTIONS, INC.

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President

                              CAI CT HOLDINGS CORP.

                              By:/S/

                                   Name: John J. Prisco
                                   Title: President

                              BANX PARTNERSHIP

                              By: MMDS Holdings Inc.

                              By:/S/

                                   Name: Philip R. Marx
                                   Title:   Assistant Secretary

                              By: NYNEX MMDS Company

                              By:/S/

                                   Name: Melvin Meskin
                                   Title:   President

                              MMDS HOLDINGS INC.

                              By:/S/

                                   Name: Philip R. Marx
                                   Title:   Assistant Secretary

                              MMDS HOLDINGS II INC.

                              By:/S/

                                   Name: Philip R. Marx
                                   Title:   Assistant Secretary

                              NYNEX MMDS COMPANY

                              By:/S/

                                   Name: Melvin Meskin
                                   Title:   President

                              NYNEX MMDS HOLDING COMPANY

                              By:/S/

                                   Name: Melvin Meskin
                                   Title:   President